Exhibit 10.22

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of April 2, 2026, by and among GolfSuites 1, Inc., a Delaware corporation (the “Company”), Grafiti LLC, a Nevada limited liability company (“Grafiti”), and Game Your Game, Inc. (“GYG”), a Nevada corporation. Each of the Company, Grafiti and GYG may be referred to herein as a “Party” and collectively the “Parties”, upon the following premises:

WHEREAS, Grafiti holds shares of common stock of GYG, representing approximately 75% of the issued and outstanding capital stock of GYG.

WHEREAS, Grafiti desires to sell and transfer to the Company 562,500 shares of common stock of GYG, par value $0.001 (the “GYG Shares”), and (ii) the Company desires to acquire the GYG Shares in exchange for the issuance to Grafiti of such aggregate number shares of common stock, par value $0.00001 per share, of the Company (the “Company Shares”) that shall be equal to $4,500,000 (“Target Value”), based on a reference price of $8.00 per share (the “Reference Price”) measured as of immediately prior to a Direct Listing of Company Shares (on the terms and conditions set forth herein (the “Exchange”).

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

EXCHANGE

Section 1.1 The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), Grafiti shall consummate the Exchange described herein and shall assign, transfer and deliver, the GYG Shares to the Company in exchange for the issuance by the Company of the Company Shares.

(b) The Company shall accept the GYG Shares in the Exchange, and shall, on the terms and conditions set forth in this Agreement, issue to Grafiti a number of Company Shares equal to the Target Value divided by the Reference Price (the “Initial Shares”).

(c) If, as of immediately prior to the effectiveness of a Direct Listing of Company common stock, the aggregate value of the Initial Shares issued to Grafiti at Closing (after giving effect to any stock splits, stock dividends, recapitalizations or other similar adjustments) is less than the Target Value, then prior to the effectiveness of any Registration Statement (as defined herein) filed with the Securities and Exchange Commission in connection with such Direct Listing, Company shall issue to Graffiti, for no additional consideration, such number of additional shares of Company common stock as shall be necessary to ensure that the aggregate value of the Company Shares held by Grafiti equals the Target Value, determined based on the Reference Price established in connection with such Direct Listing (the “Additional Shares”).

For the avoidance of doubt, such determination of value and any required issuance of Additional Shares shall be calculated as of immediately prior to the Direct Listing, and no downward adjustment or forfeiture of shares shall be required if the aggregate value equals or exceeds the Target Value.

Section 1.2 Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur concurrently with the execution and delivery of the CoMarketing and Collaboration Agreement by and between the Company and GYG.

Section 1.3 Closing Deliverables.

(a) At the Closing, Grafiti and/or GYG shall deliver to the Company:

(1) a letter of transmittal or transfer instruction letter, in form reasonably acceptable to the Company, instructing GYG’s transfer agent (or GYG’s corporate secretary, if no transfer agent) to register the GYG Shares in book entry form in the name of GolfSuites; and

(2) the Co-Marketing and Collaboration Agreement, dated as of the Effective Date of this Agreement duly executed by GYG.

(b) At the Closing, the Company shall deliver to Grafiti or GYG (as applicable):

(1) a letter of transmittal or transfer instruction letter, in form reasonably acceptable to Grafiti, instructing the Company’s transfer agent (or the Company’s corporate secretary, if no transfer agent) to register the Company Shares in book entry form in the name of Grafiti; and

(2) the Co-Marketing and Collaboration Agreement, duly executed by the Company.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

Section 2.1 The Company hereby makes the following representations and warranties to Grafiti:

(a) Organization and Good Standing. Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power to carry on its business as presently conducted.

(b) Valid Issuance. The Company Shares to be issued to Grafiti have been, or prior to issuance will be, duly authorized, and upon issuance will be validly issued, fully paid, non-assessable, and delivered free and clear of all liens and encumbrances, other than restrictions imposed by applicable securities laws.

(c) Authority; Execution and Delivery. Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and general principles of equity.

(d) No Conflicts, etc. Neither Company’s execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor compliance by Company with any of the provisions hereof will (a) violate or conflict with any provisions of any organizational documents of Company, (c) violate any order, writ, injunctions, decree, statute, rule or regulation applicable to Company or the Company Shares, (d) require the consent, approval, permission or other authorization of or by or filing or qualification with any court, arbitrator or governmental, administrative, or self-regulatory authority that has not been obtained or (e) violate or conflict with any agreements to which Company is a party.

(e) Accredited Investor. Company is an “accredited investor” as defined in Rule 501(a) of Regulation D. It is acquiring the GYG Shares for its own account for investment purposes only and not with a view to any distribution in violation of the Securities Act of 1933, as amended (the “Securities Act”).

(f) Investment Experience and Risk: Company has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of acquiring the GYG Shares and is capable of bearing the complete loss of its investment.

(g) Access to Information: Company has had the opportunity to conduct its own due diligence with respect to GYG and the GYG Shares and has received all information it has deemed necessary in making its investment decision.

(h) No Registration of GYG Shares: Company understands that the GYG Shares have not been registered under the Securities Act or applicable state securities laws and may not be sold, transferred, or distributed absent registration or an applicable exemption. To the extent Company elects to distribute GYG Shares to its shareholders, Company represents and warrants that any such distribution will be: (i) duly authorized by Company board of directors; (ii) conducted in compliance with all applicable federal and state securities laws, including any applicable registration requirements or exemptions; and (iii) effected in compliance with Company organizational documents and applicable corporate law. Company shall not effect any distribution of GYG Shares unless and until an applicable registration statement covering the GYG Shares has been declared effective by the SEC or an exemption from registration is available.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF GRAFITI

Section 3.1 Grafiti hereby makes the following representations and warranties to the Company:

(a) Organization and Good Standing. Grafiti is a limited liability company, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate or similar power to carry on its business as presently conducted.

(b) Ownership. Grafiti is the beneficial and record owner of the GYG Shares, free and clear of any lien, pledge, claim, charge, third party right or any other restriction or encumbrance other than restrictions imposed by applicable securities laws. Upon the closing of the Exchange, Company will have good and marketable title to the GYG Shares. The GYG Shares are validly issued, fully paid, non-assessable.

(c) Authority; Execution and Delivery. Grafiti has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Grafiti and constitutes the legal, valid and binding obligation of Grafiti, enforceable against Grafiti in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and general principles of equity.

(d) No Conflicts, etc. Neither Grafiti’s execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor compliance by Grafiti with any of the provisions hereof will (a) violate or conflict with any provisions of any organizational documents of Grafiti, (b) violate any order, writ, injunctions, decree, statute, rule or regulation applicable to Grafiti or the Grafiti Shares, (c) require the consent, approval, permission or other authorization of or by or filing or qualification with any court, arbitrator or governmental, administrative, or self-regulatory authority that has not been obtained or (d) violate or conflict with any agreements to which Grafiti is a party.

(e) Accredited Investor. Grafiti is an “accredited investor” as defined in Rule 501(a) of Regulation D. It is acquiring the Company Shares for its own account for investment purposes only and not with a view to any distribution in violation of the Securities Act.

(f) Investment Experience and Risk: Grafiti has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of acquiring the Company Shares and is capable of bearing the complete loss of its investment.

(g) Access to Information: Grafiti has had the opportunity to conduct its own due diligence with respect to Company and the Company Shares and has received all information it has deemed necessary in making its investment decision.

(h) No Registration of Company Shares: GYG understands that the Company Shares have not been registered under the Securities Act or applicable state securities laws and may not be sold, transferred, or distributed absent registration or an applicable exemption.

ARTICLE IV

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF GYG

Section 4.1 GYG hereby makes the following representations and warranties to the Company and Grafiti:

(a) Organization and Good Standing. GYG is a corporation, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate or similar power to carry on its business as presently conducted.

(b) Authority; Execution and Delivery. GYG has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by GYG and constitutes the legal, valid and binding obligation of GYG, enforceable against GYG in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and general principles of equity.

(c) No Conflicts, etc. Neither GYG’s execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor compliance by GYG with any of the provisions hereof will (a) violate or conflict with any provisions of any organizational documents of GYG, (b) violate any order, writ, injunctions, decree, statute, rule or regulation applicable to GYG, (c) require the consent, approval, permission or other authorization of or by or filing or qualification with any court, arbitrator or governmental, administrative, or self-regulatory authority that has not been obtained or (d) violate or conflict with any agreements to which GYG is a party.

ARTICLE V

COVENANTS

Section 5.2 Transfer Restrictions.

The Company Shares and GYG Shares may only be disposed of in compliance with state and federal securities laws. Each of the Company and Grafiti agrees to the imprinting, of a legend on any of the Company Shares or GYG Shares in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Section 5.3 Piggyback Registration Rights.

(a) If at any time either GYG or Company (each, an “Initiating Party”) proposes to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the listing of any class of the Initiating Party’s common equity securities for trading on a national securities exchange, including the Nasdaq Stock Market or the New York Stock Exchange, pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, without a firm commitment underwritten public offering, which includes the registration of outstanding securities for resale in accordance with applicable exchange rules (“Direct Listing”) or other public offering of its equity securities (a “Registration Statement”), whether for its own account or for the account of any of its securityholders (other than on Form S-4, F-4 or other form not available for the registration of resale securities), then such Initiating Party shall promptly give written notice (the “Registration Notice”) to the other party (the “Participating Party”) of such proposed filing.

Upon the written request of the Participating Party delivered within five business days after receipt of such Registration Notice, the Initiating Party shall include in such Registration Statement all shares of equity securities of the Initiating Party (or any successor entity) acquired by or issuable to the Participating Party (which shall include Grafiti, as applicable) pursuant to this Agreement that the Participating Party (which shall include Grafiti, as applicable) requests to be registered (the “Registrable Securities”), subject to the provisions of this Section.

(b) In connection with any direct listing, the Initiating Party shall use commercially reasonable efforts to structure the Registration Statement to permit the resale of the Registrable Securities by the Participating Party (including Grafiti, as applicable) on the same terms and conditions as apply to other selling securityholders, including through any applicable resale registration framework.

(c) The rights set forth in this Section shall terminate upon the earlier of (i) three (3) years following the effective date of the Registration Statement for the direct listing, or (ii) such time as all Registrable Securities held by a party may be sold without restriction pursuant to Rule 144 under the Securities Act.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder.

Section 6.2 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 6.3 Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 6.4 Notices. All notices shall be in writing and delivered by hand, overnight courier, or email with confirmation of receipt, to the addresses set forth on the signature page hereof.

Section 6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 6.5 shall be binding upon the Parties.

Section 6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

Section 6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The arbitration shall be conducted by a single arbitrator in Santa Clara, California. The award of the arbitrator shall be final and binding and may be entered as a judgment in any court of competent jurisdiction. Notwithstanding the foregoing, either Party may seek injunctive or other equitable relief in any court of competent jurisdiction to prevent irreparable harm pending arbitration.

Section 6.10 Survival. The representations and warranties contained herein shall survive the Closing.

Section 6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 6.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreements and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreements or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 6.14 Termination. This Agreement may be terminated by the mutual agreement of the Parties for any reason, or by either the Board of Directors of the Company or Grafiti at any time prior to the Closing Date, if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of the Company or Grafiti, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such or in the judgment of the Company or Grafiti, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

Section 6.15 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first-above written.

GRAFITI LLC

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Managing Member
Date:	April 2, 2026

GOLFSUITES 1, INC.

By:	/s/ Gerald Ellenburg
Name:	Gerald Ellenburg
Title:	Chief Executive Officer
Date:	April 2, 2026

GAME YOUR GAME, INC.

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer
Date:	April 2, 2026